PURCHASE AND SALE AGREEMENT

PURCHASE AGREEMENT, dated September ___, 2008 (the "Agreement"), by and between HARRY'S TRUCKING, INC., a Delaware corporation ("Pubco"), and Haris Tajyar, an individual having an address at 17122 Strawberry Drive, Encino, CA 91436, and Omar Tajyar, an individual having an address at 20369 Via Cellini, Porter Ranch, CA 91326 (together, the "Tajyars").

This Agreement sets forth the terms and conditions upon which Pubco is conveying to the Tajyars, and the Tajyars are purchasing from Pubco, all of the outstanding membership interests of Harry's Trucking, LLC, a California limited liability company ("Harry's"), for a total cash payment of $100 and satisfaction of all advances made by the Tajyars to Pubco.

In consideration of the mutual agreements contained herein, the parties agree as follows:

1. Purchase and Sale. Subject to the terms and conditions of this Agreement, and in reliance on the respective representations, warranties and covenants contained herein, immediately following the closing described in Section 2 hereof, Pubco will sell, assign, transfer and convey to the Tajyars free and clear of all Liens (as hereinafter defined), and the Tajyars will purchase from Pubco, all of Harry's issued and outstanding membership interests ("Harry's Interests"), for a total cash payment of $100 and satisfaction of all advances made by the Tajyars to Pubco.

2. Deliveries at the Closing. (a) At the closing of the sale of the Harry's Interests contemplated by Section 1 hereof (the "Closing"), presently contemplated to occur on September 5, 2008, (i) each of the Tajyars shall deliver to Pubco (A) any original promissory note(s) made by Pubco to the Tajyars, and (B) any other documents that are necessary to surrender to Pubco any such notes, and (ii) Pubco shall deliver to the Tajyars (i) the certificate(s) representing the Harry's Interests, duly endorsed in blank or accompanied by assignments separate from certificate duly endorsed in blank, in the number to each of them as instructed, and (ii) any other documents that are necessary to transfer to the Tajyars good, valid and marketable title to the Harry's Interests. The Closing shall be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, concurrently with the closing of the proposed reverse public offering by Pubco. Pubco will furnish advance notice to each of the Tajyars of the time and date of the Closing.

3. Representations and Warranties of the Tajyars. Each of the Tajyars represents and warrants to Pubco on the date of the Closing as follows:

(a) the Tajyars each have the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and have taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(b) the Tajyars are each natural persons, residing at the address indicated in the first paragraph of this Agreement;

(c) the Tajyars are each the sole beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Pubco promissory notes;

(d) the execution of this Agreement by the Tajyars does not, and the performance by the Tajyars of their obligations hereunder will not, constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which either of the Tajyars are a party or by which either of the Tajyars are bound or any judgment, decree or order applicable to the Tajyars; and

(e) neither the execution and delivery of this Agreement nor the performance by either of the Tajyars of their obligations hereunder will violate any provision of law applicable to the Tajyars or require any consent or approval of, or filing with or notice to any public body or authority under any provision of law applicable to the Tajyars other than notices or filings pursuant to the federal securities laws.

4. Representations and Warranties of Pubco. Pubco represents and warrants to the Tajyars on the date of the Closing as follows:

(a) Pubco is duly organized and validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to execute, deliver and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(b) the execution of this Agreement by Pubco does not, and the performance by Pubco of its obligations hereunder will not, constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Pubco is a party or by which Pubco is bound or any judgment, decree or order applicable to Pubco;

(c) neither the execution and delivery of this Agreement nor the performance by Pubco of its obligations hereunder will violate any provision of law applicable to Pubco or require any consent or approval of, or filing with or notice to any public body or authority under, any provision of law applicable to Pubco other than notice or filings pursuant to the federal securities laws;

(d) Pubco is the sole beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Harry's Interests, which interests represent all of the issued and outstanding membership interests of Harry's, has good and marketable title to all the Harry's Interests, and there exists no liens, claims, options, proxies, voting agreements, charges or encumbrances of whatever nature ("Liens") affecting the Harry's Interests; and

(e) upon transfer to the Tajyars by Pubco of the Harry's Interests, the Tajyars will have good and marketable title to the Harry's Interests so transferred free and clear of all Liens.

5. Releases. Effective upon Closing, each of the Tajyars, for himself and his affiliates and successors and assigns, hereby releases and discharges Pubco and its directors and officers, affiliates, representatives, attorneys, agents, successors and assigns from all suits, claims, charges, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which each of the Tajyars or his affiliates, successors and assigns have or may have against any or all of them arising out of, relating to, or in connection with any occurrences or events whatsoever occurring up to the Closing, but excluding obligations under this Agreement.

6. Expenses. All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses and all sales, transfer or other similar taxes payable in connection with this Agreement, will be borne by the party incurring such taxes.

7. Brokerage. Each of Pubco and the Tajyars represents and warrants to the other that the negotiations relevant to this Agreement have been carried on by each of Pubco, on the one hand, and the Tajyars, on the other hand, directly with the other, and that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement.

8. Indemnification. The Tajyars each agree to indemnify and hold harmless Pubco and its directors and officers, affiliates, representatives, attorneys, agents, successors and assigns from and against any and all liabilities, damages, costs and expenses (including reasonable attorneys' fees, which shall be paid by each of the Tajyars on a monthly basis) arising out of, based upon or related to any matters concerning the operations of Pubco and Harry's prior to the date of Closing. Pubco shall not be entitled to indemnity under this Section with respect to any claim, action or proceeding asserted by any party not signatory hereto, which it settles, terminates or compromises without the prior consent of each of the Tajyars. In any such claim, action or proceeding, Pubco shall, to the extent reasonably requested by each of the Tajyars, cooperate in the defense thereof, including without limitation, by providing non-privileged documents and making available to each of the Tajyars, personnel of Pubco, for interviews, depositions and proceedings.

9. Miscellaneous.

(a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an instrument in writing signed by each of the parties to this Agreement.

(b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective directors, officers, heirs, legal representatives, attorneys, successors and assigns, including any person who may succeed to the assets or business of Pubco by way of a consolidation, merger, sale of substantially all of Pubco's assets or purchase of substantially all of Pubco's stock.

(c) All representations, warranties and covenants shall survive the Closing.

(d) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

(e) All notices and other communications under this Agreement shall be in writing and delivery thereof shall be deemed to have been made when transmitted by hand delivery, commercial overnight delivery service, telegram, telex, telecopier or facsimile transmission, when confirmed, to the party entitled to receive the same at the address indicated below or at such other address as such party shall have specified by written notice to the other parties hereto given in accordance herewith:

(i) if to the Tajyars, addressed to:

Mr. Haris Tajyar
17122 Strawberry Drive
Encino, CA 91436

Mr. Omar Tajyar
20369 Via Cellini
Porter Ranch, CA 91326

(ii) if to Pubco, addressed to:

Harry's Trucking, Inc.
15981 Yarnell Street, #225
Sylmar, California 91342

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue – 15th Floor
New York, New York 10166
Attention: Spencer G. Feldman, Esq.

(f) Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other terms of this Agreement. This Agreement may be executed in counterparts.

(g) Time is of the essence with respect to the obligations of the parties under this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Purchaser and the Seller have executed this Agreement on the date first above written.

HARRY'S TRUCKING, INC.

By: ______________________
Name: Haris Tajyar
Title: Chairman and CEO

____
Haris Tajyar

____
Omar Tajyar

NY 239,112,961v1